UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 10, 2012

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130		92130
(Address of principal executive offices)		(Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2012, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein, that amends the provisions of the Company’s revolving credit facility to, among other things, (1) extend the maturity date to January 10, 2016 (with a one-year extension option subject to payment of a 15 bps fee), (2) decrease the applicable interest rates and (3) modify certain financial covenants.

The Second Amendment provides for an interest rate based on, at the Company’s option, either (1) one-, two, three- or six-month LIBOR, plus, in each case, a spread (ranging from 1.60%-2.20%) based on the Company’s consolidated leverage ratio[, or (2) a base rate equal to the highest of (a) the prime rate, (b) federal funds rate plus 50 bps or (c) Eurodollar rate plus 100 bps. Such rates are more favorable than previously contained in the revolving credit facility. In addition, the Second Amendment reduces the Company’s secured debt ratio covenant under the Credit Agreement to 50%.

As previously disclosed, the Company and the Operating Partnership entered into the First Amendment to the Credit Agreement (the “First Amendment”) on March 7, 2011, which allows the Company and its Operating Partnership to purchase GNMA securities with maturities of up to 30 years.

Certain of the banks and financial institutions that are parties to the First Amendment and Second Amendment and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Second Amendment, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 10, 2012, the Company issued a press release announcing the Second Amendment. A copy of the press release is attached hereto as Exhibit 99.1 The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	First Amendment to Credit Agreement, dated March 7, 2011, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

10.2*	Second Amendment to Credit Agreement, dated January 10, 2012, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

99.1*	Press Release issued by American Assets Trust, Inc. on January 10, 2012.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Adam Wyll

Adam Wyll
Senior Vice President, General Counsel and Secretary

January 10, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	First Amendment to Credit Agreement, dated March 7, 2011, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

10.2	Second Amendment to Credit Agreement, dated January 10, 2012,by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

99.1	Press Release issued by American Assets Trust, Inc. on January 10, 2012.